Tidal Trust IV 485BPOS

Exhibit 99(d)(xiii)(i)

FIRST AMENDMENT TO THE

SUB-ADVISORY ADVISORY AGREEMENT

This First Amendment to the Sub-Advisory Agreement (the “Amendment”) is made as of July 13, 2026, by and between TIDAL INVESTMENTS LLC (the “Adviser”) and Vega Capital Partners LLC (the “Sub-Adviser”).

BACKGROUND:

A.	The Adviser and the Sub-Adviser are parties to a Sub-Advisory Agreement dated as of June 8, 2026, as amended to date (the “Agreement”).

B.	Pursuant to Section 22 of the Agreement the parties desire to amend and restate Schedule A to the Agreement to add the following new series:

VegaShares AI Inference ETF

VegaShares AI Metals, Miners & Materials ETF

VegaShares Junior AI ETF

VegaShares AI Storage ETF

VegaShares Trillions ETF

VegaShares AI Thermal, Cooling & Power Management ETF

VegaShares AI Networking ETF

VegaShares AI Rack Hardware ETF

VegaShares AI Fab Equipment ETF

VegaShares AI Compute ETF

VegaShares AI Inference Infrastructure ETF

VegaShares AI On-Devices ETF

VegaShares Cross Asset Premium Income ETF

VegaShares Short Volatility Premium Income ETF

VegaShares Triple Source Income ETF

VegaShares AI Energy ETF

VegaShares Multilayer Ceramic Capacitors ETF

VegaShares Printed Circuit Boards ETF

VegaShares AI Testing Equipment ETF

VegaShares Edge AI ETF

VegaShares Silicon Silicates ETF

VegaShares Silicon Wafers ETF

C.	This Background section and the Schedule attached to this Amendment are incorporated by reference into, and made a part of, this Amendment.

TERMS:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	The current Schedule A to the Agreement is hereby amended and restated in its entirety as set forth on the Amended and Restated Schedule A attached hereto.

2.	Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

c.	The Agreement, as amended hereby, together with its Schedule, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

TIDAL INVESTMENTS LLC

By:	/s/Jay Pestrichelli
Name:	Jay Pestrichelli
Title:	Chief Investment Officer
Date:	7/29/2026

VEGA CAPITAL PARTNERS LLC

By:	/s/Sunny Wong
Name:	Sunny Wong
Title:	Co-Founder
Date:	7/28/2026

Amended and Restated Schedule A

to the

Sub-Advisory Agreement by and between Tidal Investments LLC and

Vega Capital Partners LLC

(July 13, 2026)

Fund Name	Sub-Advisory Fee	Effective Date
VegaShares Synthetic Mind ETF	0.04%	Commencement of Operations
VegaShares SpaceX & Beyond Earth ETF	0.04%	Commencement of Operations
VegaShares Creatorverse ETF	0.04%	Commencement of Operations
VegaShares AI Inference ETF	0.04%	Commencement of Operations
VegaShares AI Metals, Miners & Materials ETF	0.04%	Commencement of Operations
VegaShares Junior AI ETF	0.04%	Commencement of Operations
VegaShares AI Storage ETF	0.04%	Commencement of Operations
VegaShares Trillions ETF	0.04%	Commencement of Operations
VegaShares AI Thermal, Cooling & Power Management ETF	0.04%	Commencement of Operations
VegaShares AI Networking ETF	0.04%	Commencement of Operations
VegaShares AI Rack Hardware ETF	0.04%	Commencement of Operations
VegaShares AI Fab Equipment ETF	0.04%	Commencement of Operations

VegaShares AI Compute ETF	0.04%	Commencement of Operations
VegaShares AI Inference Infrastructure ETF	0.04%	Commencement of Operations
VegaShares AI On-Devices ETF	0.04%	Commencement of Operations
VegaShares Cross Asset Premium Income ETF	0.04%	Commencement of Operations
VegaShares Short Volatility Premium Income ETF	0.04%	Commencement of Operations
VegaShares Triple Source Income ETF	0.04%	Commencement of Operations
VegaShares AI Energy ETF	0.04%	Commencement of Operations
VegaShares Multilayer Ceramic Capacitors ETF	0.04%	Commencement of Operations
VegaShares Printed Circuit Boards ETF	0.04%	Commencement of Operations
VegaShares AI Testing Equipment ETF	0.04%	Commencement of Operations
VegaShares Edge AI ETF	0.04%	Commencement of Operations
VegaShares Silicon Silicates ETF	0.04%	Commencement of Operations
VegaShares Silicon Wafers ETF	0.04%	Commencement of Operations

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